Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor Contact:
Phyllis Proffer
Director, Investor Relations
SYNNEX Corporation
Telephone: (864) 373-7354

SYNNEX Corporation Reports Fiscal 2017 First Quarter Results

Fremont, Calif., - March 27, 2017 - SYNNEX Corporation (NYSE: SNX), a leading business process services company, today announced financial results for the fiscal first quarter ended February 28, 2017.

	Q1 FY17	Q1 FY16	Net change
Revenue ($M)	$3,521	$3,126	12.6%
Operating income ($M)	$101.8	$75.6	34.6%
Non-GAAP operating income ($M)(1)	$118.9	$88.3	34.6%
Operating margin	2.89%	2.42%	47 bps
Non-GAAP operating margin(1)	3.38%	2.83%	55 bps
Net income attributable to SYNNEX Corporation ($M)(2)	$61.8	$46.6	32.7%
Non-GAAP net income attributable to SYNNEX Corporation ($M)(1)(2)	$73.1	$54.6	33.8%
Diluted EPS	$1.54	$1.17	31.6%
Non-GAAP Diluted EPS(1)	$1.82	$1.37	32.8%
(1) Non-GAAP financial measures exclude the impact of acquisition-related and integration expenses, the amortization of intangible assets and the related tax effects thereon. A reconciliation of GAAP to Non-GAAP financial information is presented in the supplementary information section at the end of this press release.
(2) Q1 FY16 “Other income (expense), net” includes a $4.1 million pre-tax benefit from a class-action legal settlement.
“Solid execution in our Technology Solutions focused growth areas and strong overall performance in our Concentrix business, led to record Q1 results,” said Kevin Murai, President and Chief Executive Officer, SYNNEX Corporation. “Our diversified business strategy positions us well to pursue new opportunities and to proactively respond to the dynamic markets we compete in.”

Fiscal 2017 First Quarter Highlights:

•
Technology Solutions: Revenue was $3.0 billion, up 9.4% from the prior fiscal year quarter. Adjusting for the translation effect of foreign currencies, the Technology Solutions business increased by 8.6% compared with last year. Technology Solutions generated operating income of $80.4 million, or 2.64% of segment revenue, compared with $67.7 million, or 2.43% of segment revenue, in the fiscal first quarter of 2016.

•
Concentrix: Revenue was $478.2 million, an increase of 38.7% from the $344.7 million in revenue generated during the first quarter of last year. Adjusting for the Minacs acquisition and translation effect of foreign currencies, Concentrix revenue was consistent with last year. Operating income was $21.3 million, or 4.46% of Concentrix revenue, compared with $7.9 million, or 2.28% of segment revenue, in the prior fiscal year quarter. Non-GAAP operating income was $37.8 million, or 7.90% of segment revenue, for fiscal first quarter of 2017, compared with $19.9 million, or 5.78% of segment revenue, in the fiscal first quarter of 2016.

•	The trailing fiscal four quarters Return on Invested Capital ("ROIC") was 10.5% compared with 9.5% in the prior year fiscal first quarter. The adjusted trailing fiscal four quarters ROIC was 11.7%.

•	The debt to capitalization ratio was 33.1%, up from 27.9% in the prior fiscal year first quarter.

•	Depreciation and amortization were $19.5 million and $16.5 million, respectively.

•	Cash used in operations was approximately $186 million for the quarter.
Fiscal 2017 Second Quarter Outlook:
The following statements are based on SYNNEX’s current expectations for the fiscal 2017 second quarter. Non-GAAP financial measures exclude the impact of the amortization of intangibles and the related tax effects thereon. These statements are forward-looking and actual results may differ materially.

•	Revenue is expected to be in the range of $3.57 billion to $3.77 billion.

•	Net income is expected to be in the range of $57.7 million to $60.9 million and on a Non-GAAP basis net income is expected to be in the range of $68.3 million to $71.5 million.

•	Diluted earnings per share is expected to be in the range of $1.44 to $1.52 and on a Non-GAAP basis diluted earnings per share is expected to be in the range of $1.70 to $1.78.

•	After-tax amortization of intangibles is expected to be $10.6 million, or $0.26 per share.
Dividend Announcement
SYNNEX announced today that its Board of Directors has declared a quarterly cash dividend of $0.25 per common share. The dividend will be payable on April 28, 2017 to stockholders of record as of the close of business on April 14, 2017.
Conference Call and Webcast
SYNNEX will be discussing its financial results and outlook on a conference call today at 2:00 p.m. (PT). A webcast of the call will be available at http://ir.synnex.com. The conference call will also be available via telephone by dialing (888) 469-3219 in North America or (630) 395-0205 outside North America. The passcode for the call is “SNX.” A replay of the webcast will be available at http://ir.synnex.com approximately two hours after the conference call has concluded where it will be archived for one year.

About SYNNEX Corporation
SYNNEX Corporation (NYSE:SNX) is a Fortune 500 corporation and a leading business process services company, providing a comprehensive range of distribution, logistics and integration services for the technology industry and providing outsourced services focused on customer engagement strategy to a broad range of enterprises. SYNNEX distributes a broad range of information technology systems and products, and also provides systems design and integration solutions. Concentrix, a wholly-owned subsidiary of SYNNEX Corporation, offers a portfolio of strategic solutions and end-to-end business services around customer engagement strategy, process optimization, technology innovation, front and back-office automation and business transformation to clients in ten identified industry verticals. Founded in 1980, SYNNEX Corporation operates in numerous countries throughout North and South America, Asia-Pacific and Europe. Additional information about SYNNEX may be found online at www.synnex.com.
Use of Non-GAAP Financial Information
To supplement the financial results presented in accordance with GAAP, SYNNEX uses adjusted selling, general and administrative expenses, non-GAAP operating income, non-GAAP operating margin, adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA"), non-GAAP net income attributable to SYNNEX Corporation, non-GAAP diluted earnings per share and adjusted ROIC, which are non-GAAP financial measures that exclude acquisition-related and integration expenses, restructuring costs, the amortization of intangible assets and the related tax effects thereon.
SYNNEX refers to growth rates at constant currency or adjusting for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of the Company's business performance. Financial results adjusted for currency are calculated by translating current period activity in local currency using the comparable prior year periods’ currency conversion rate. This approach is used for countries where the functional currency is the local currency. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates or adjusting for currency will be higher or lower than growth reported at actual exchange rates.
Trailing fiscal four quarters ROIC is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of borrowings (excluding book overdraft) and equity, net of cash and cash equivalents in the United States. Adjusted ROIC, or ROIC excluding the impact of acquisition-related and integration expenses, restructuring costs and the amortization of intangibles is calculated by excluding the tax effected impact of these items from operating income and equity.
These non-GAAP financial measures provide investors with an additional tool to evaluate operating results. Because these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP.
SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business to establish operational goals, and in some cases for measuring performance for compensation purposes. SYNNEX management believes it is useful for the company and investors to review, as applicable, both GAAP information and non-GAAP financial measures in order to assess the performance of SYNNEX’ continuing businesses and for planning and forecasting in future periods. These non-GAAP measures are intended to provide investors with an understanding of SYNNEX’ operational results and trends that more readily enable investors to analyze SYNNEX' base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends. The management of SYNNEX believes the non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. A reconciliation of SYNNEX’ non-GAAP financial information to GAAP is set forth in the supplemental information table at the end of this press release.

Safe Harbor Statement
Statements in this news release regarding SYNNEX Corporation, which are not historical facts, are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These statements, including statements regarding SYNNEX’ expectations and outlook for the fiscal 2017 second quarter as to revenue, net income, non-GAAP net income, diluted earnings per share, non-GAAP diluted earnings per share, after-tax amortization of intangibles, our progress regarding our growth initiatives, currency impact, the frequency and occurrence of dividend declarations, and the anticipated benefits of the non-GAAP financial measures, are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, but are not limited to: general economic conditions and any weakness in information technology and consumer electronics spending; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; changes in foreign currency exchange rates; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any future incidents of theft; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2016 and subsequent SEC filings. Statements included in this press release are based upon information known to SYNNEX Corporation as of the date of this release, and SYNNEX Corporation assumes no obligation to update information contained in this press release.
Copyright 2017 SYNNEX Corporation. All rights reserved. SYNNEX, the SYNNEX Logo, CONCENTRIX, MINACS and all other SYNNEX company, product and services names and slogans are trademarks or registered trademarks of SYNNEX Corporation. SYNNEX, the SYNNEX Logo, CONCENTRIX and MINACS Reg. U.S. Pat. & Tm. Off. Other names and marks are the property of their respective owners.

SNX-F

SYNNEX Corporation
Consolidated Balance Sheets
(currency in thousands)
(unaudited)

	February 28, 2017	November 30, 2016
ASSETS
Current assets:
Cash and cash equivalents	$210,147	$380,717
Restricted cash	3,300	6,265
Short-term investments	5,234	5,109
Accounts receivable, net	1,724,774	1,756,494
Receivable from related parties	168	102
Inventories	1,853,901	1,741,734
Other current assets	99,472	104,609
Total current assets	3,896,996	3,995,030
Property and equipment, net	315,316	312,716
Goodwill	488,941	486,239
Intangible assets, net	280,888	298,550
Deferred tax assets	59,042	58,564
Other assets	66,585	64,182
Total assets	$5,107,768	$5,215,281

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$418,852	$362,889
Accounts payable	1,486,263	1,683,155
Payable to related parties	15,879	30,679
Accrued compensation and benefits	128,289	165,585
Other accrued liabilities	245,838	217,127
Income taxes payable	20,878	17,097
Total current liabilities	2,315,999	2,476,532
Long-term borrowings	590,399	601,095
Other long-term liabilities	104,035	103,217
Deferred tax liabilities	59,116	58,639
Total liabilities	3,069,549	3,239,483
SYNNEX Corporation stockholders’ equity:
Preferred stock	—	—
Common stock	41	41
Additional paid-in capital	447,435	440,713
Treasury stock	(70,295)	(67,262)
Accumulated other comprehensive income (loss)	(86,217)	(93,116)
Retained earnings	1,747,255	1,695,400
Total SYNNEX Corporation stockholders’ equity	2,038,219	1,975,776
Noncontrolling interest	—	22
Total equity	2,038,219	1,975,798
Total liabilities and equity	$5,107,768	$5,215,281

SYNNEX Corporation
Consolidated Statements of Operations
(currency and share amounts in thousands, except for per share amounts)
(unaudited)

	Three Months Ended
	February 28, 2017	February 29, 2016
Revenue:
Products	$3,046,621	$2,784,837
Services	474,248	340,785
Total revenue	3,520,869	3,125,622
Cost of revenue:
Products	(2,880,553)	(2,631,130)
Services	(298,533)	(210,300)
Gross profit	341,783	284,192
Selling, general and administrative expenses	(240,024)	(208,566)
Operating income	101,759	75,626
Interest expense and finance charges, net	(8,182)	(6,216)
Other income (expense), net	(323)	4,034
Income before income taxes	93,254	73,444
Provision for income taxes	(31,465)	(26,807)
Net income	61,789	46,637
Net income attributable to noncontrolling interest	—	(75)
Net income attributable to SYNNEX Corporation	$61,789	$46,562
Earnings per share attributable to SYNNEX Corporation:
Basic	$1.55	$1.17
Diluted	$1.54	$1.17
Weighted-average common shares outstanding:
Basic	39,494	39,224
Diluted	39,705	39,462
Cash dividends declared per share	$0.25	$0.20

SYNNEX Corporation
Segment Information
(currency in thousands)
(unaudited)

	Three Months Ended
	February 28, 2017	February 29, 2016
Revenue:
Technology Solutions	$3,046,696	$2,784,907
Concentrix	478,164	344,692
Inter-segment elimination	(3,991)	(3,977)
Consolidated	$3,520,869	$3,125,622

Operating income:
Technology Solutions	$80,421	$67,671
Concentrix	21,316	7,861
Inter-segment elimination	22	94
Consolidated	$101,759	$75,626

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency in thousands)

	Three Months Ended
	February 28, 2017	February 29, 2016
Revenue in Constant Currency
Consolidated
Revenue	$3,520,869	$3,125,622
Foreign currency translation	(19,003)
Revenue in constant currency	$3,501,866	$3,125,622

Technology Solutions
Revenue	$3,046,696	$2,784,907
Foreign currency translation	(21,576)
Revenue in constant currency	$3,025,120	$2,784,907

Concentrix
Revenue	$478,164	$344,692
Foreign currency translation	2,573
Revenue in constant currency	$480,737	$344,692

	Three Months Ended
	February 28, 2017	February 29, 2016
Selling, general and administrative expenses
Consolidated
GAAP selling, general and administrative expenses	$240,024	$208,566
Acquisition-related and integration expenses	611	1,002
Amortization of intangibles	16,067	11,388
Adjusted selling, general and administrative expenses	$223,346	$196,176

Technology Solutions
GAAP selling, general and administrative expenses	$85,722	$86,106
Amortization of intangibles	654	651
Adjusted selling, general and administrative expenses	$85,068	$85,455

Concentrix
GAAP selling, general and administrative expenses	$156,369	$124,322
Acquisition-related and integration expenses	611	1,002
Amortization of intangibles	15,413	10,737
Adjusted selling, general and administrative expenses	$140,345	$112,583

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency and share amounts in thousands, except for per share amounts)
(continued)

	Three Months Ended
	February 28, 2017	February 29, 2016
Operating income and Operating margin
Consolidated
Revenue	$3,520,869	$3,125,622

GAAP operating income	$101,759	$75,626
Acquisition-related and integration expenses	611	1,002
Amortization of intangibles	16,487	11,704
Non-GAAP operating income	$118,857	$88,332
Depreciation	19,460	14,474
Adjusted EBITDA	$138,317	$102,806

GAAP operating margin	2.89%	2.42%
Non-GAAP operating margin	3.38%	2.83%

Technology Solutions
Revenue	$3,046,696	$2,784,907

GAAP operating income	$80,421	$67,671
Amortization of intangibles	654	651
Non-GAAP operating income	$81,075	$68,322
Depreciation	3,476	3,313
Adjusted EBITDA	$84,551	$71,635

GAAP operating margin	2.64%	2.43%
Non-GAAP operating margin	2.66%	2.45%

Concentrix
Revenue	$478,164	$344,692

GAAP operating income	$21,316	$7,861
Acquisition-related and integration expenses	611	1,002
Amortization of intangibles	15,833	11,053
Non-GAAP operating income	$37,760	$19,916
Depreciation	16,007	11,255
Adjusted EBITDA	$53,767	$31,171

GAAP operating margin	4.46%	2.28%
Non-GAAP operating margin	7.90%	5.78%

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(currency and share amounts in thousands, except for per share amounts)
(continued)

	Three Months Ended
	February 28, 2017	February 29, 2016
Net income
Net income attributable to SYNNEX Corporation	$61,789	$46,562
Acquisition-related and integration expenses	611	1,002
Amortization of intangibles	16,487	11,704
Income taxes related to the above(1)	(5,769)	(4,638)
Non-GAAP net income attributable to SYNNEX Corporation	$73,118	$54,630

Diluted earnings per common share ("EPS")(2)
Net income attributable to SYNNEX Corporation	$61,789	$46,562
Less: net income allocated to participating securities	(578)	(499)
Net income attributable to SYNNEX Corporation common stockholders	61,211	46,063
Acquisition-related and integration expenses attributable to SYNNEX Corporation common stockholders	608	994
Amortization of intangibles attributable to SYNNEX Corporation common stockholders	16,334	11,580
Income taxes related to the above attributable to SYNNEX Corporation common stockholders(1)	(5,721)	(4,594)
Non-GAAP net income attributable to SYNNEX Corporation common stockholders	$72,432	$54,043

Weighted-average number of common shares - diluted:	39,705	39,462

Diluted EPS(2)	$1.54	$1.17
Acquisition-related and integration expenses	0.02	0.03
Amortization of intangibles	0.41	0.29
Income taxes related to the above(1)	(0.14)	(0.12)
Non-GAAP Diluted EPS(3)	$1.82	$1.37

SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(amounts in millions, except for per share amounts)
(continued)

	Forecast
	Three Months Ending May 31, 2017
	Low	High
Net income
Net income attributable to SYNNEX Corporation	$57.7	$60.9
Amortization of intangibles	16.1	16.1
Income taxes related to the above(1)	(5.5)	(5.5)
Non-GAAP net income attributable to SYNNEX Corporation	$68.3	$71.5

Diluted EPS(2)	$1.44	$1.52
Amortization of intangibles	0.40	0.40
Income taxes related to the above(1)	(0.14)	(0.14)
Non-GAAP Diluted EPS(3)	$1.70	$1.78
(1) The tax effect of the non-GAAP adjustments was calculated using the effective year-to-date tax rate during the respective periods.
(2) Diluted EPS for all periods presented is calculated using the two-class method. Unvested restricted stock awards granted to employees and non-employee directors are considered participating securities.  For purposes of calculating Diluted EPS, Net income allocated to participating securities was approximately 0.9% and 1.1% of the Net income attributable to SYNNEX Corporation for the three months ended February 28, 2017 and February 29, 2016, respectively. Net income allocated to participating securities is approximately 0.9% of the Net income attributable to SYNNEX Corporation for the three months ending May 31, 2017.
(3) The sum of the components of Non-GAAP Diluted EPS may not agree to totals, as presented, due to rounding.

SYNNEX Corporation
Calculation of Financial Metrics
(currency in thousands)

Return on Invested Capital ("ROIC")

	February 28, 2017	February 29, 2016
ROIC
Operating income (Trailing fiscal four quarters)	$405,728	$351,231
Income taxes on operating income(1)	(135,770)	(127,528)
Operating income after taxes	269,958	223,703

Total borrowings, excluding book overdraft (five quarters average)	$836,091	$749,430
Total equity (five quarters average)	1,927,441	1,756,857
Less: U.S. cash and cash equivalents (five quarters average)	(200,433)	(139,554)
Total invested capital	2,563,099	2,366,733

ROIC	10.5%	9.5%

Adjusted ROIC
Non-GAAP operating income (Trailing fiscal four quarters)	$480,257	$410,216
Income taxes on Non-GAAP operating income(1)	(160,704)	(148,948)
Non-GAAP operating income after taxes	319,553	261,268

Total invested capital	$2,563,099	$2,366,733
Tax effected impact of cumulative non-GAAP adjustments (five quarters average)	170,083	128,126
Total Non-GAAP invested capital	2,733,182	2,494,859

Adjusted ROIC	11.7%	10.5%
(1) Income taxes on operating income was calculated using the effective year-to-date tax rates during the respective periods.

Debt to Capitalization

		February 28, 2017	February 29, 2016
Total borrowings, excluding book overdraft	(a)	$1,006,485	$703,123
Total equity	(b)	2,038,219	1,821,402
Debt to capitalization	(a)/((a)+(b))	33.1%	27.9%

SYNNEX Corporation
Calculation of Financial Metrics
(currency in thousands)
(continued)

Cash Conversion Cycle

		Three Months Ended
		February 28, 2017	February 29, 2016
Days sales outstanding
Revenue (products and services)	(a)	$3,520,869	$3,125,622
Accounts receivable, including receivable from related parties	(b)	1,724,942	1,485,155
Days sales outstanding	(b)/((a)/the number of days during the period)	44	43

Days inventory outstanding
Cost of revenue (products and services)	(c)	$3,179,086	$2,841,430
Inventories	(d)	1,853,901	1,273,467
Days inventory outstanding	(d)/((c)/the number of days during the period)	52	41

Days payable outstanding
Cost of revenue (products and services)	(c)	$3,179,086	$2,841,430
Accounts payable, including payable to related parties	(e)	1,502,142	1,205,595
Days payable outstanding	(e)/((c)/the number of days during the period)	43	39

Cash conversion cycle		53	45